Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-3 of Elite Pharmaceuticals, Inc.. pertaining to 1,680,000 shares of common stock of Elite Pharmaceuticals, Inc., of our report dated June 9, 2003, except for the second and third paragraphs of Note 13, as to which the date is July 3, 2003, with respect to the consolidated financial statements of Elite Pharmaceuticals, Inc.. included in the Annual Report (Form 10-K) for the year ended March 31, 2003.

                                      /s/ MILLER, ELLIN & COMPANY, LLP



New York, New York
June 8, 2004